UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2019

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

11441 Industriplex Blvd, Suite 190. Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On April 29, 2019, OncBioMune Pharmaceuticals, Inc. (the “Company”) entered into Securities Purchase Agreements (each, an “SPA”) with a group of investors (the “Investors”) to purchase a series of convertible notes (the “Notes”) and accompanying warrants (the “Warrants”) for an aggregate investment amount of $184,950.00. Each SPA contains customary representations, warranties, and covenants of the Company and each Investor as detailed therein.

The Notes were issued with a 10% original issuance discount and have an aggregate face value of $205,500.00 and bear an interest rate of 5% per annum (which shall increase to 18% per year upon the occurrence of an “Event of Default” (as defined in the Notes)), shall mature on December 29, 2019 (the “Maturity Date”). The principal and interest due under the Notes is payable in three equal payments in cash (or in shares of common stock at the Company’s election and subject to certain conditions in the Notes) on October 29, 2019, November 29, 2019 and the Maturity Date (each, a “Payment Date”). The Notes are convertible at any time into shares of the Company’s common stock at a conversion price equal to $0.02 per share for any amount of principal and accrued interest remaining outstanding (subject to adjustment as provided therein); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the Notes shall be convertible at 60% of the lowest closing price during the prior twenty trading days. The Company may prepay any of the Notes at any time until the first Payment Date at an amount between 115% and 120% of outstanding principal balance and accrued interest, depending on the date of prepayment.

In connection with the Notes, each Investor was issued a Warrant to purchase an amount of common stock equal to 75% of the Shares issuable upon conversion of the Note issued to such Investor at an exercise price of $0.04 per share (subject to adjustment as provided therein) until April 29, 2024. The Warrants are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants.

The foregoing description of the SPA, the Notes and the Warrants does not purport to be complete, and is qualified in its entirety by reference to Exhibits 4.1, 4.2 and 10.1 hereto, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information concerning the Company’s issuance of the Notes as set forth in Item 1.01 above is incorporated herein to this Item 2.03 by this reference.

Item 3.02	Unregistered Sales of Equity Securities

Information concerning the Company’s issuance of the Notes and the Warrants as set forth in Item 1.01 above is incorporated herein to this Item 3.02 by this reference.

The Notes, Warrants and the shares issuable upon the conversion of the Notes or the exercise of the Warrants are not registered under the Securities Act of the 1933, as amended (the “Securities Act”), or any state securities laws. The Company has relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506 of Regulation D thereunder. In connection with the Investors’ execution of the Purchase Agreements, each Investor represented to the Company that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities being purchased by it are being acquired solely for their its own account and for investment purposes and not with a view to the future sale or distribution.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Note
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: May 2, 2019	By:	/s/ Andrew A. Kucharchuk
	Name:	Andrew A. Kucharchuk,
	Title:	President and Chief Financial Officer